EXCLUSIVE MANUFACTURING AGREEMENT


         This Agreement is entered into on June 10, 2004 ("Effective Date") by and between MICHAEL CASEY ("Casey"); MICHAEL CASEY ENTERPRISES, LTD. ("CaseyCo"), a California limited liability company; CHARLES HO ("Ho"); UKING SYSTEM INDUSTRY CO., LTD. ("UKing") a corporation; DAVID HAYEK
("Hayek"); HIPMG, INC. ("Hipmg") and CIRTRAN-ASIA, INC. ("Cirtran"), a Utah corporation (together the "Parties").


                                    RECITALS

A. CaseyCo, UKing and HIPMG own the design of or market exercise equipment known as the Ab King(R) Pro (the "Initial Product") and a cooking appliance known as the Hot Dog Express(TM) (the "Second Product"). The Initial Product and the Second Product were developed by one or more of Casey, Ho and Hayek.

B. Cirtran is a contract manufacturer with capabilities to manufacture and assemble products.

C. CaseyCo, UKing and HIPMG desire that Cirtran be its exclusive manufacturer for the Initial Product, the Second Product and certain Additional Products developed by Casey, Ho or Hayek described below and Cirtran is willing so act, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Exclusivity. Casey, CaseyCo, Ho, UKing, HIPMG, Hayek and their affiliates are sometimes referred to herein collectively as the "Developers". The Developer which has marketing rights for a particular Product is referred to herein as the Distributor of such Product. During the term of this Agreement, the Developers agree that Cirtran shall have the exclusive right to manufacture (i) the Initial Product,
         (ii) the Second Product and (iii) subject to Cirtran and the appropriate Distributor reaching agreement as to certain terms described below, all additional Products ("Additional Products") hereafter developed by the Developers or any of them or their affiliates. For purposes of this Agreement, an affiliate of a Developer is a person or entity that controls, is controlled by or under common control with the Developer, where control includes any right to participate in directing the activities of the person or entity through contract, position as an officer or director, or possession of a 10% or greater voting ownership interest. To the extent that a proposed Additional Product requires payment to an affiliate of the Developers which is not then a party to this Agreement, such affiliate's signature on the relevant Appendix A-x shall signify the affiliate's agreement to be bound by this Agreement as it relates to that Additional Product and all subsequent Additional Products for which payment is to be made to that affiliate. Whenever a Developer develops a potential Additional


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         Product which it desires to commercialize, it shall so notify Cirtran and the other Developers, and the parties will negotiate in good faith the terms of an Appendix A-x adding such Additional Product to this Agreement.

2. Identification of Products. Appendix A-1 and Appendix A-2 describes the Initial Product and the Second Product. From time to time, the parties hereto shall add Additional Products in accordance with Paragraph 1 hereof by signing or initialing a new Appendix A-x describing the Additional Product, which Appendix shall be attached to and form part of this Agreement. The Initial Product, the Second Product and all such Additional Products are referred to individually as a "Product" and collectively as the "Products" and Appendix A-1, Appendix A-2 and all of the Appendices A-x shall be referred to collectively as Appendix A. For each Product, the relevant Appendix A shall describe the Product, the initial transfer pricing of the Product and all payments to be owing by Cirtran to the Developers or Distributor on the sale of the Products and any other terms relating to such Product.

3. Basic Manufacturing Agreement. During the term of this Agreement, Cirtran agrees to use reasonable commercial efforts to perform the work (hereinafter "Work") pursuant to purchase orders or changes thereto issued by Customer and accepted by Cirtran. Work shall mean to manufacture, assemble, test and deliver Products pursuant to detailed written specifications, workmanship standards and quality requirements for each such Product which are provided by Customer and accepted by Cirtran. Cirtran may perform the Work directly or through subcontractors, and it is anticipated that substantially all manufacturing will be performed by contractors in China or other low wage locations.

4.       Obligations of the Developers and Distributor.

(a) The Distributor shall use its reasonable commercial efforts to promote the sale of the Products.

(b) Ho and Hayek will provide ongoing services to Cirtran including: (i) locating suitable third party manufacturers in China or other low wage areas, (ii) locating suitable sources of supply for raw materials and components for the Products, and (iii) assisting Cirtran in negotiating agreements with the manufacturers and suppliers. As part of the negotiations for the addition of a Product to this Agreement, Cirtran and the Developers will determine to what extent, if any, Ho and Hayek will be compensated for such services directly by Cirtran. Such compensation will be paid by Cirtran if, and to the extent that, it is set forth on the appropriate Appendix A.

(c) The existing molds, dies, jigs and other customized equipment or know-how needed to manufacture the Initial Product shall be transferred to Cirtran at the price set forth on Appendix A-1. As part of the negotiations for the addition of a Product to this Agreement, the parties will determine and set forth on the relevant Appendix A whether tooling, molds, dies and jigs for the Product will be financed by Cirtran (in which case such materials shall be the property of Cirtran) or whether such materials will be financed by, and the property of, another party (in which case the Developers shall cause the materials to be made available to Cirtran on a timely basis).



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(d)      The Developers hereby release any rights any of them may claim to manufacture the Products inconsistent with this Agreement.

(e) Ho and Hayek will introduce Cirtran to the current manufacturers and suppliers for the Products as soon as practicable after execution of this Agreement.

5. Possible Additional Consideration. As part of the negotiations for the addition of a Product to this Agreement, Cirtran may agree to cause its parent, Cirtran Corporation, to grant nonqualified stock options (the "Options") to some or all of Casey, Ho and Hayek. The negotiations will include the strike or exercise price of the Options, the number of shares purchasable on exercise of the options, any vesting requirements or other conditions to exercise and the expiration date of the Options.

6. Covenant of Good Faith. The various terms of adding a Product to this Agreement as described herein shall be negotiated by the parties in good faith at the time that a new Product has been developed.

7. Purchase Orders. Distributor will issue written purchase orders for the Product from time to time. With respect to the Initial Product, the Distributor will issue an initial binding blanket purchase order for the quantity of Product listed on Appendix A-1. The Distributor will then issue subsequent orders specifying the delivery dates and quantities of the Product covered by the blanket purchase order. With respect to other Products, the relevant Appendix A may require a similar blanket order. In any event, all purchase orders shall conform to this Agreement and each Purchase Order shall be deemed to incorporate by reference the relevant Appendix A. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument. Cirtran may reject any order that does not conform to this Agreement or for which Product is no longer available at the quoted price. Cirtran shall notify Customer of rejection of any purchase order within five (5) working days of receipt of such order.

8. Material Procurement. Purchase orders issued by Customer in conformance to this Agreement will constitute authorization for Cirtran to procure, using standard purchasing practices, the components, subassemblies, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such purchase orders.

9. Forecast. Every month Customer will send to Cirtran a non-binding rolling forecast of their next 12 months demand for each Product.

10. Delivery Terms. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment, and marked for shipment to Customer's destination specified in the applicable purchase order. Unless otherwise agreed in writing by Cirtran, the transfer price shall be paid in full (in cash or letter of credit obtained by Customer or its customer for the benefit of Cirtran drawn on a U.S. bank in form acceptable to Cirtran) prior to release to the carrier or forwarding agent. Shipment will be F.O.B. the factory or final assembly plant of Cirtran's subcontractor, at which time risk of loss and title will pass to Distributor. All freight, insurance and other shipping expenses from the F.O.B. point, will be paid by Distributor.



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11.      Intellectual Property. All designs, manuals, instructional videos and software which Developers provide to Cirtran are and shall remain the property of the relevant Developer. Developers grant Cirtran a license to copy, modify and use such intellectual property solely in connection with and to the extent required to perform Cirtran's obligations under this Agreement. Cirtran is granted by the relevant Developer a non-exclusive license during the term of this Agreement to use all of Developer's patents, design patents, trade secrets and other intellectual property in the Products, solely in connection with and to the extent required to perform Cirtran's obligations under this Agreement.

12. Pricing. As to specific Products, Cirtran and the relevant Distributor shall agree upon an initial transfer price at which the Product will be sold to Distributor or its customer in Appendix A. Thereafter, Cirtran may adjust the transfer price upon at least fifteen (15) days notice to the relevant Distributor. The transfer price in effect prior to the adjustment shall be effective for firm orders (including quantities and delivery dates) received prior to the effective date of the adjustment and which require shipment no more than fifteen (15) days after the effective date.

13. Term, Termination. This Agreement shall be for an initial term of thirty six (36) months, and shall continue thereafter on a month to month basis unless terminated by either party on written notice. Any termination pursuant to the preceding sentence shall be effective on the later of (i) thirty days after the date of the notice, or (ii) the date that Distributors completes their purchases pursuant to all blanket orders outstanding at the date of the notice. This Agreement may also be terminated by either party:

(a) for any reason upon ninety (90) days written notice to the other party; provided that if Developers terminate pursuant to this clause 13(a) during the first twenty (20) months of this Agreement, Developers, jointly and severally, shall pay Cirtran an early termination fee of $150,000.00;

(b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of ten (10) days after the delivery of written notice thereof by the terminating party to the other party;

(c) if the other party defaults in the performance of any material term or condition of this Agreement other than the payment of money and such default continues un-remedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party.

14. Obligations on Termination. Termination of this Agreement for any reason shall not affect the obligations of either party which exist as of the date of termination. Upon termination for any reason whatsoever, Distributor shall be responsible for the finished Products and Inventory in existence at the date of termination in the same manner as for cancellations as set forth in Section 7. Any purchase orders shall be fulfilled by Cirtran unless cancelled as provided in section 7.

15. Product Warranty. Cirtran will pass on to Distributor the benefit of any warranties with respect to the Products which Cirtran obtains from its subcontractor manufacturers. OTHER THAN AS PROVIDED IN THE PRECEDING SENTENCE, CIRTRAN DISCLAIMS ALL WARRANTIES, EXPRESSED OR


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         IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY,
         NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

16. Third Party Intellectual Property. Developers shall defend, indemnify and hold harmless Cirtran from all costs, judgments and attorney's fees arising from any claim that Cirtran's manufacture of the Products under this Agreement infringes any third party patents, patent rights, copyrights or trade secrets. Cirtran shall promptly notify Developers in writing of the initiation of any such claims, give Developers sole control of any defense or settlement, and provide Developers reasonable information and assistance in resolving such claim.

17. Product Liability. Developers agree that they will jointly and severally defend Cirtran from any claim or action and will hold Cirtran harmless from any third party loss, damage or injury, including death, which arises from any alleged defect of Developer's design of any Products. Similarly, Cirtran agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Developers from any claim or action and will hold Developers harmless from any third party loss, damage, or injury, including death, which arises from any alleged workmanship defect of any Products; provided that Cirtran's obligation to defend and its liability pursuant to this Paragraph 17 shall be limited to the amount, if any, which Cirtran is able to collect from the subcontractor manufacturer of the Product with respect to such workmanship defect.

18. Limitation on Liability. EXCEPT FOR THE EXPRESS WARRANTIES CREATED UNDER THIS AGREEMENT AND EXCEPT AS SET FORTH OTHERWISE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

19. Other Terms, Order of Precedence. The T&C are hereby incorporated by reference. In the event of any inconsistency between this Agreement, the T&C or other documentation relating to the purchase of the Products, the order of precedence shall be:

(a)      This Agreement, including Appendix A, (b) Purchase Orders.

20. Confidentiality. All written information and data exchanged between the parties for the purpose of enabling Cirtran to manufacture and deliver Products under this Agreement that is marked "Confidential" or the like, shall be deemed to be Confidential Information. The party which receives such Confidential Information agrees not to disclose it directly or indirectly to any third party, or to use it for any purpose other than as required under this Agreement, without the prior written consent of the disclosing party. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three years after the disclosure thereof.



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21.      Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns; provided that neither party may assign this agreement without the written consent of the other party. Consent to assignment shall not be unreasonably withheld; provided that the consenting party may require evidence to its reasonable satisfaction that the proposed assignee will be able to perform the obligations of the proposed assignor.

22. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by document, overnight delivery service or, to the extent receipt is confirmed, telecopied to the appropriate address or number set forth below.

Notice to Cirtran shall be addressed to:

                  Cirtran-Asia, Inc.
                  4125 South 6000 West
                  West Valley City, Utah 84128
                  Attention: Iehab Hawatmeh
                  Fax: 801-963-5180

Notices to Developers shall be addressed to the address listed under their respective signatures.

         or at such other address and to the attention of such other person as either party may designate by written notice to the other.

23. Governing Law. This agreement shall be governed by and construed by the law of Utah, disregarding the conflicts of laws provisions thereof.

24. Attorney's Fees. In the event of any litigation concerning any controversy, claim or dispute among the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

25. Jurisdiction and Venue. Legal proceedings commenced by a party arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts located in Salt Lake City, Utah, or in the absence of federal jurisdiction, in state courts in Salt Lake City, Utah. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The parties irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

26. Waiver. No term or provision of this Agreement shall be deemed waived unless such waiver shall be in writing and signed by the party making such waiver. Any waiver of a particular breach of this Agreement shall not constitute a waiver of any other breach, nor shall any waiver be deemed a continuing waiver unless it so states expressly.



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27. Survival of Obligations. The obligations of confidentiality arising under this Agreement are intended to survive any termination of this Agreement.

28. Force Majeure. "Force Majeure" as used herein shall mean any of the following events or conditions: acts of state or governmental action (including customs delays or restrictions), orders, legislation, regulations, restrictions, priorities or rationing, riots, disturbance, war (declared or undeclared), interruption of transportation, embargo, export-import limitations, national disease outbreaks, fire, earthquake, flood, hurricane, typhoon, explosion, and major accident. Cirtran shall not be considered in default or liable for any delay or failure to perform any provisions of this Agreement if such delay or failure arises directly or indirectly out of Force Majeure. Upon the occurrence of an event of Force Majeure, Cirtran will cooperate with the Distributor in minimizing the impact of the Force Majeure event.

29. Merger. This Agreement and its Appendices contain the entire agreement of the parties and supersedes all previous written and oral agreements with respect to the subject matter hereof other than any purchase orders heretofore issued to Cirtran.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                     CIRTRAN CORPORATION



                                     By: /s/
                                        Iehab Hawatmeh, President




                                     /s/
                                     Michael E. Casey
                                     3340 Ocean Park Boulevard, Suite 3050
                                     Santa Monica, CA 90405
                                     Fax:

                                     MICHAEL CASEY ENTERPRISES, LTD.


                                     By /s/
                                     Michael E. Casey, Its ______
                                     3340 Ocean Park Boulevard, Suite 3050
                                     Santa Monica, CA 90405
                                     Fax:


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                                     /s/
                                     Charles Ho
                                     10F, No. 380, Sec. 1
                                     Fu Shing South Road
                                     Taipei, Taiwan, R.O.C
                                     Fax:

                                     UKING SYSTEM INDUSTRY CO., LTD.


                                     By /s/
                                     Charles Ho, CEO
                                     10F, No. 380, Sec. 1
                                     Fu Shing South Road
                                     Taipei, Taiwan, R.O.C
                                     Fax:


                                     /s/
                                     David Hayek
                                     3340 Ocean Park Boulevard, Suite 3045
                                     Santa Monica, CA 90405
                                     Fax:

                                     HIPMG, INC.

                                     By /s/
                                     David Hayek [President]
                                     3340 Ocean Park Boulevard, Suite
                                     3045 Santa Monica, CA 90405 Fax:




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